                                                                  Exhibit 10.82


                        AMENDMENT NO. TWO AND WAIVER TO
                            BUSINESS LOAN AGREEMENT


                 This Amendment No. Two and Waiver (the "Amendment") dated as of April 28, 1995, is between Bank of America National Trust and Savings Association (the "Bank"), CKE Restaurants, Inc. ("CKR") and Carl Karcher Enterprises, Inc. ("CKE"). CKR and CKE are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

                                    RECITALS

                 A. The Bank, the Borrowers and Boston Pacific, Inc. ("BPI") entered into a certain Business Loan Agreement dated as of October 31, 1994, as amended by Amendment No. One dated as of April 5, 1995 (the "Agreement").

                 B. The Borrowers are in default of certain covenants of the Agreement and have requested that the Bank waive such defaults.

                 C. The Borrowers have requested that the Bank agree to amend the Agreement to eliminate BPI as a borrower under the Agreement and release BPI from any and all liability under the Agreement.

                 D. The Borrowers have requested that the Bank agree to further amend the Agreement on the terms and conditions herein contained.

                 E. The Bank has agreed to waive the defaults and amend the Agreement on the terms and conditions herein contained.

                                   AGREEMENT

                 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

                 2. Amendments. The Agreement is hereby amended as follows:

                          2.1     Upon the effective date of this Amendment,
the parties hereto agree that the Agreement is hereby amended to delete all references to BPI as a Borrower in the preamble to the Agreement and on the signature page and BPI shall no longer be a party entitled to any benefit of or have any liability under the Agreement.

                          2.2     Paragraph 1.1(a) of the Agreement is hereby
amended in full to read as follows:

                                  "(a)     During the availability period
                 described below, the Bank will provide a line of credit to the Borrowers. The amount of the line of credit (the 'Commitment') is Twenty Seven Million Dollars ($27,000,000)."





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                          2.3     Paragraph 1.1(b) of the Agreement is amended
in full to read as follows:

                                  "(b)     This is a revolving line of credit
                 with a within line facility for letters of credit. During the availability period, the borrowers may repay principal amounts and reborrow them; provided, however, that direct advances outstanding under this line of credit may not exceed Fifteen Million Dollars ($15,000,000) at any time and when added to the amount of letters of credit outstanding at any one time (including the letter of credit issued by the Bank pursuant to the Reimbursement Agreement defined in Paragraph 4.3 herein and including amounts drawn on letters of credit and not yet reimbursed) may not exceed Twenty Seven Million Dollars ($27,000,000) in the aggregate."

                          2.4     Paragraph 1.2 is hereby amended in full to
read as follows:

                                  "1.2     Availability Period. The line of
                 credit is available between the date of this Agreement and June 30, 1996 (the 'Expiration Date'), unless any Borrower is in default."

                          2.5     Paragraph 1.7(iii) of the Agreement is hereby
amended in full to read as follows:

                                  "(iii)   the amount of the letters of credit
                 outstanding at any one time (including that letter of credit issued by the Bank pursuant to the Reimbursement Agreement and including amounts drawn on letters of credit and not yet reimbursed) may not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000)."

                          2.6     The Agreement is hereby amended to add
Paragraphs 1.8, 1.9, 1.10, 1.11, 1.12 and 1.13 to read as follows:

                                  "1.8     Term Loan Commitment. Upon the
                 effective date of Amendment No. Two, the Bank agrees to provide a term loan to the Borrowers. The amount of the term loan (the "Term Loan Commitment") shall not exceed Twenty Eight Million Dollars ($28,000,000).

                                  1.9      Term Loan Interest Rate. Unless the
                 Borrowers elect an optional interest rate as described below, the interest rate is the Bank's Reference Rate plus one quarter of one percent (.25%).

                                  1.10     Term Loan Repayment Terms.

                                        (a)     The Borrowers will pay interest
                 on any principal outstanding on June 1, 1995, and then monthly thereafter until payment in full of any principal outstanding under the term loan.





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                                        (b)     The Borrowers will repay
                 principal in successive, quarterly installments as indicated below:

                                  Quarterly Period                          Installment Amount
                                  ----------------                          ------------------
                                  Commencing June 30, 1995
                                  through and including
                                  March 31, 1997                             $1,750,000

                                  June 30, 1997
                                  through and including
                                  March 31, 1998                             $2,000,000

                                  June 30, 1998 through and
                                  including September 30, 1998               $3,000,000

                 On September 30, 1998, the borrower will repay the remaining principal balance plus any interest then due.

                                  1.11     Mandatory Prepayment, Early
                 Termination. Anything herein to the contrary notwithstanding, if the revolving line of credit, as now in effect or as hereafter renewed, amended or restated, terminates for any reason, including, without limitation, termination resulting from failure by the Bank to renew the revolving line of credit beyond any availability period applicable thereto, or termination as otherwise provided or permitted under this Agreement, the entire principal balance of the term loan, together with all accrued interest thereon, shall be due and payable on the effective date of such termination, provided, however, that if the revolving line of credit is terminated by reason of the Bank's failure to renew the revolving line of credit and the Borrower is not then in default under this Agreement such term loan shall be due and payable within ninety (90) days after the termination of the revolving line of credit, and provided, further, that if a default shall occur under this Agreement during such ninety (90) day period the term loan shall become immediately due and payable.

                                  1.12     Term Loan Optional Interest Rate.
                 Instead of the interest rate based on the Bank's Reference Rate, the Borrowers may elect to have all or portions of the term loan bear interest at the rate described below during an interest period agreed to by the Bank and the Borrowers. Each interest rate is a rate per year. Interest will be paid on the first day of each month and on the last day of each interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrowers have designated another optional interest rate for the portion. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.






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                                  1.13     Offshore Rate. The Borrowers may
                 elect to have all or portions of the principal balance of the term loan bear interest at the Offshore Rate plus 1.75 percentage points. All other provisions applicable to the Offshore Rate set forth in subparagraphs (a) through (g) of Paragraph 1.6 are incorporated herein by reference."

                          2.7     Paragraph 6.4 of the Agreement is amended in
full to read:

                                  "6.4     Fixed Charge Coverage Ratio. to
                 maintain a Fixed Charge Coverage Ratio, determined on a consolidated basis, of not less than the ratio indicated at the end of each fiscal period as specified below:

                          Fiscal Period Ending                               Ratio
                          --------------------                               -----
                          at first quarter 1996, and
                          second quarter 1996                                .50:1.00

                          at third quarter 1996, and
                          at fourth quarter 1996                             .55:1.00

                          at each quarter of 1997                            .65:1.00

                          at first, second and third
                          quarter 1998                                       .75:1.00

                          at fourth quarter 1998                             .85:1.00

                          at first quarter 1999 and
                          thereafter                                        1.00:1.00

                 For purposes of this Agreement, 'Fixed Charge Coverage Ratio" means the following calculation, expressed as a ratio for any fiscal period: (a) EBITDA less the net gain realized on sales of fixed assets (or the EBITDA less the net loss incurred on sales of fixed assets), less unfinanced capital expenditures of CKE, less taxes and less dividends divided by (b) the sum of (i) interest expense, (ii) current portion of long-term debt and (iii) current portion of capital leases. The current portion of long term debt and the current portion of capital leases will be the amount shown on the balance sheet as of the end of each quarter. 'EBITDA' means earnings before interest and tax expense, depreciation, amortization, and other non-cash charges. This ratio shall be calculated quarterly using a Four Quarter Rolling Basis. 'Four Quarter Rolling Basis' shall mean the four quarters calculated using the results of the fiscal quarter then most recently ended and the immediately preceding three (3) quarters."

                          2.8     Paragraph 6.5 of the Agreement is amended in
full to read:






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                                  "6.5     Net Worth. To maintain, on a
                 consolidated basis determined at the end of each quarter, Net Worth equal to at least the amounts indicated for each period specified below:

                                  Period                                         Amount
                                  ------                                         ------
                          at end of second quarter 1996                      $ 94,000,000

                          at fiscal year end 1996                            $ 96,000,000

                          at end of second quarter 1997                      $101,000,000

                          at fiscal year end 1997
                          and thereafter                                     $105,000,000

                 For the purpose of this Agreement, "Net Worth" for CKR and its subsidiaries, on a consolidated basis, shall mean the total amount of shareholders' equity shown on the balance sheet at the end of each fiscal quarter or fiscal year end, as the case may be, plus the aggregate amount of stock repurchases permitted under this Agreement."

                          2.9     Paragraph 6.6 of the Agreement is deleted in
its entirety.

                          2.10    Paragraph 6.7 of the Agreement is amended in
full to read:

                                  "6.7     Capital Expenditures. With respect
                 to CKE, not to spend more than the amount indicated for each period specified below to acquire fixed or capital assets:

                                  Period                                        Amount
                                  ------                                        ------
                          Through fiscal year end 1996                       $22,500,000

                          Through fiscal year end 1997
                          and thereafter                                     $25,000,000."

                          2.11    Subparagraphs (e), (f) and (i) of Paragraphs
6.8 of the Agreement are amended to read:

                             "(e)     Additional debts (including capital
                 lease obligations) for the acquisition of real property or the refinancing thereof so long as the net proceeds of any refinancing are applied first to reduce any amounts outstanding under the term loan and then to reduce any amounts outstanding under the line of credit.

                                  (f) Additional debts for the acquisition of personal property not to exceed Fifteen Million Dollars ($15,000,000) or the refinancing thereof so long as the net proceeds of any refinancing are applied first to reduce any





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                 amounts outstanding under the term loan and then to reduce any amounts outstanding under the line of credit.

                                  (i)      Contingent debts not to exceed
                 $13,000,000 in the aggregate, including obligations under Paragraphs 6.8(g) and 6.8(h)."

                          2.12    paragraph 6.11 of the Agreement is amended in
full to read:

                                  "6.11    Profitability. To maintain on a
                 consolidated basis a positive net income before taxes and extraordinary items for each quarterly accounting period."

                          2.13    The Agreement is hereby amended to add a new
Paragraph 6.24 to read:

                                  "6.24    Out of Debt Period. To repay any
                 advances in full, and not to draw any additional advances on the revolving line of credit, for a period of at least 30 consecutive days in each semi-annual fiscal period beginning the second semi-annual fiscal period of fiscal 1996. for purposes of this paragraph, 'advances' does not include undrawn amounts of outstanding letters of credit."

                          2.14    Paragraph 8.13 of the Agreement is deleted in
its entirety.

                 3. Defaults. the Borrowers hereby acknowledge that they have breached the following covenants of the Agreement:

                          (a)     Paragraph 6.5 for the fiscal quarter ending
November 7, 1994; and

                          (b)     Paragraphs 6.4, 6.5, 6.6 and 6.11 for the
fiscal quarter ending January 31, 1995.

                 4. Waivers. The Bank hereby waives the failure of the Borrowers to comply with the covenants referred to above during the fiscal periods set forth above.

                 5. Representations and Warranties. When the Borrowers sign this Amendment, the Borrowers represent and warrant to the Bank that: (a) other than the defaults listed above, there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Agreement;
(b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment; (c) this Amendment is within the Borrowers' powers, has been duly authorized and does not conflict with any organizational papers of the Borrowers; and (d) this Amendment does not conflict with any law, agreement, by which any Borrower is bound.

                 6. Effect of Amendment and Waivers. The above waivers shall be limited precisely as written and relate solely to the sections of the Agreement and for the time referred to above. Except as expressly set forth herein, the terms, provisions, and conditions of





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the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.





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                 This Amendment is executed as of the date stated at the
beginning of this Amendment.

                                       BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS ASSOCIATION

                                       By: /s/ DEBORAH MILLER
                                           -----------------------------
                                           Deborah Miller
                                           Vice President


                                       CKE RESTAURANTS, INC.

                                       By: /s/ LOREN PANNIER
                                           ----------------------------------
                                       Title: Chief Financial Officer
                                              -------------------------------

                                       By: /s/ RICHARD C. CELIO
                                           ----------------------------------
                                       Title: VICE PRESIDENT, GENERAL COUNSEL
                                              -------------------------------


                                       CARL KARCHER ENTERPRISES, INC.

Acknowledged by:                       By: /s/ RICHARD C. CELIO
                                           ----------------------------------
BOSTON PACIFIC, INC.                   Title: VICE PRESIDENT, GENERAL COUNSEL
                                              -------------------------------

By: /s/ DANIEL D. (RON) LANE           By: /s/ LAURIE A. BALL
    --------------------------             -----------------------------------
Title: Chief Ececutive Officer         Title: VICE PRESIDENT, CONTROLLER
       -----------------------                 -------------------------------





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